EXHIBIT 23.1
                                                               (1996 10-K)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


   We consent to the incorporation by reference in this Annual Report
(Form 10-K) of First Northern Capital Corp. Of our report dated January 24, 1997, included in the 1996 Annual Report to Shareholders of First Northern Capital Corp.

    We consent to the incorporation by reference in the Registration Statements No.333-1326 on Form S-3 dated February 13, 1996, related to the Dividend Reinvestment Plan; No. 33-80853 on Form S-8, dated December 28, 1995, related to the 1984 Stock Option Plan; No. 33-80847 on form S-8, dated
December 28, 1985, related to the 1989 Executive Stock Option Plan;
No. 33-80851 on Form S-8, dated December 28, 1995, related to the 1989 Directors Stock Option Plan; No. 33-80857 on Form S-8, dated December 28, 1995, related to the 1989 Stock Option and Incentive Plan; No. 33-80859 on Form S-8, dated December 28, 1995, related to the 1994 Executive Stock Plan; No.33-80861 on Form S-8, dated December 28, 1995 related to the 1994 Directors Stock Option Plan; and No. 33-80863 on Form S-8 dated December 28, 1995, related to the First Northern Savings Bank, S.A. 401(k) Savings Plan and the related Prospectuses constituting a part thereof of our report dated January 24, 1997, incorporated by reference in this Annual Report (Form 10-K) of First Northern Capital Corp.

/s/Ernst & Young LLP
ERNST & YOUNG LLP


Milwaukee, Wisconsin
March 31, 1997